Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Republic First Bancorp, Inc. of our report dated March 15, 2013, relating to the consolidated financial statements for the year ended December 31, 2012, appearing in the Annual Report on Form 10-K of Republic First Bancorp, Inc. for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
May 16, 2014